UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
____________________

Date of report (Date of earliest event reported): April 14, 2009

Applied DNA Sciences, Inc
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	002-90539 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
(Address of Principal Executive Offices) (Zip Code)

631-444- 8090
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation
Item 3.02	Unregistered Sales of Equity Securities

Closing on Private Placement.  On April 14, 2009, we issued and sold an aggregate of $300,000 principal amount secured promissory notes bearing interest at a rate of 10% per annum to “accredited investors,” as defined in regulations promulgated under the Securities Act of 1933, as amended.  The promissory notes and accrued but unpaid interest thereon shall automatically convert into shares of our common stock on April 14, 2010 at a conversion price of $0.070756456 per share, which is equal to a 20% discount to the average volume, weighted average price of our common stock for the ten trading days prior to issuance, and are convertible into shares of our common stock at the option of the noteholders at any time prior to such automatic conversion at a price equal to the greater of (i) 50% of the average price of our common stock for the ten trading days prior to the date of the notice of conversion and (ii) the automatic conversion price.  In addition, any time prior to conversion, we have the irrevocable right to repay the unpaid principal and accrued but unpaid interest under the promissory notes on three days written notice (during which period the holders can elect to convert the promissory notes).  The promissory notes bear interest at the rate of 10% per annum and are due and payable in full on April 14, 2010.  Until the principal and accrued but unpaid interest under the promissory notes are paid in full, or converted into shares of our common stock, the promissory notes will be secured by a security interest in all of our assets.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the private placement of the promissory notes pursuant to Section 4(2) of the Securities Act because each of the promissory notes was made in a sale by the issuer not involving a public offering.

Arjent Services LLC, a registered broker dealer firm (the “Placement Agent”), acted as our placement agent.  In connection with the sale of the sale of promissory notes described above, we paid the Placement Agent commissions and discounts aggregating $45,000. In addition, in connection with an engagement agreement dated February 20, 2009, pursuant to which the Placement Agent agreed to act as our placement agent to assist us in raising up to one and a half million dollars ($1,500,000) through the issuance of convertible promissory notes in a private placement transaction, we issued to an affiliate of the Placement Agent a warrant to purchase two million (2,000,000) shares of our common stock at an exercise price equal to the closing price of our common stock on the date of the engagement agreement, or $0.06, exercisable for a four year period commencing on February 20, 2010. There can be no assurances that the Placement Agent will be successful in raising additional capital.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1	Form of Subscription Agreement by and among Applied DNA Sciences, Inc. and the investors named on the signature pages thereto.

Exhibit 10.2	Form of 10% Secured Convertible Promissory Note of Applied DNA Sciences, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

By:	/s/ James A. Hayward
James A. Hayward
Chief Executive Officer

Date: April 20, 2009